As filed with the Securities and Exchange Commission on August 13, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	85-1972187 (I.R.S. Employer Identification No.)
1400 Post Oak Boulevard, Suite 560
Houston, Texas 77056
(Address of Principal Executive Offices, Zip Code)
Stem, Inc. Second Amended and Restated 2024 Equity Incentive Plan
(Full title of the plan)
Saul R. Laureles
Chief Legal Officer and Secretary
1400 Post Oak Boulevard, Suite 560
Houston, Texas 77056
1-877-374-7836
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Stem, Inc. (the “Registrant”) to register 425,000 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Stem, Inc. Second Amended and Restated 2024 Equity Incentive Plan (the “Plan”).

The information contained in the Registrant’s Registration Statements on Form S-8 filed with the Commission on May 29, 2024 (Registration No. 333-279788) and on July 9, 2025 (Registration No. 333-288585), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E on Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement with respect to the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.
The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers, directors or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.    Exhibit Description
4.1    Second Amended and Restated Certificate of Incorporation, dated April 28, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 4, 2021).
4.2    Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Stem, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June, 16, 2025).
4.3    Second Amended and Restated Bylaws, dated October 15, 2025 (incorporated by reference to Exhibit 3.3 to Stem’s Quarterly Report on Form 10-Q filed on October 30, 2025).
5*    Opinion of Counsel.
10+    Stem, Inc. Second Amended and Restated 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10 to the Current Report on Form 8-K filed on June 3, 2026).
23.1*    Consent of Counsel (included in Exhibit 5.1).
23.2*    Consent of Deloitte & Touche LLP.
24*    Power of Attorney.
107*        Filing Fee Table.
__________

(*) Filed with this Form S-8.
(+) Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 13, 2026.
STEM, INC.

By:    /s/ Saul R. Laureles
Name:    Saul R. Laureles
Title:    Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on August 13, 2026 in the capacities indicated.

Name	Title	Date
* Arun Narayanan	Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2026
* Brian Musfeldt	Chief Financial Officer (Principal Financial Officer)	August 13, 2026
* Jeffrey Cabot	Chief Accounting Officer (Principal Accounting Officer)	August 13, 2026
* David Buzby	Chairman of the Board of Directors	August 13, 2026
* Adam E. Daley	Director	August 13, 2026
* Krishna Shivram	Director	August 13, 2026
* Anil Tammineedi	Director	August 13, 2026
* Ira Birns	Director	August 13, 2026
* Laura D'Andrea Tyson	Director	August 13, 2026
* Vasudevan Guruswamy	Director	August 13, 2026

*By:	/s/ Saul R. Laureles
Saul R. Laureles Attorney-in-Fact